Exhibit 99.1

MasterCard Acquires Travelex’s Prepaid Card Program

Management Assets

Purchase NY, and London UK, December 9, 2010 – MasterCard Incorporated (NYSE:MA) and Travelex today announced that MasterCard has purchased the prepaid Card Program Management (CPM) operations of Travelex for £290 (US $458) million in cash, with an earn-out of up to an additional £35 (US $55) million if certain performance targets are met. The transaction is expected to close in the first half of 2011.

MasterCard is acquiring the Travelex operations that manage and deliver consumer and corporate prepaid travel cards to business partners around the world, including financial institutions, retailers, travel agents and foreign exchange bureaus. These operations also manage cross-border payroll, per-diem and expense-management prepaid cards for corporations. MasterCard has no plans to issue cards directly as a result of this transaction.

As part of the transaction, MasterCard and Travelex signed a long-term contract whereby MasterCard will provide program management services for the Travelex Cash Passport prepaid card sold through Travelex stores and online channels. Travelex, the world’s largest foreign-exchange specialist, pioneered the growing prepaid travel card market with its Cash Passport card, which provides international travellers a more secure and convenient way to carry and spend money abroad.

The deal is an extension of a strong and long-term partnership between MasterCard and Travelex. Last year, the two companies expanded their relationship by agreeing to convert the majority of Travelex card programs to the MasterCard brand and by implementing the global prepaid transaction-processing capabilities of MasterCard Integrated Processing Solutions™ (IPS). MasterCard IPS provides financial institutions world-class debit and prepaid processing solutions that are scalable, reliable, secure and flexible.

“The acquisition of Travelex’s CPM operations underscores MasterCard’s commitment to the global prepaid business, which remains a key strategic focus for us,” said Ajay Banga, MasterCard president and chief executive officer. “This acquisition enables MasterCard to play a greater role in the prepaid value chain, allowing us to shape the future of prepaid, especially in high-growth markets and in the attractive cross-border payments space where we can displace cash and traveler’s cheques.”

Peter Jackson, CEO of Travelex, commented: “The sale of CPM will allow us to accelerate our investment plans, particularly in higher growth regions such as Asia and South America and in the growing e-commerce channel. MasterCard is a great partner of Travelex and we are also pleased to continue to offer our customers the benefits of the Travelex Cash Passport. The sale follows a strong year for the Group in which we have continued to extend our global footprint and deliver a strong performance.”

The acquisition furthers MasterCard’s strategic business goals. Adding Travelex’s CPM operations strengthens MasterCard’s suite of global prepaid business assets allowing the company to focus on countries outside of the U.S. to accelerate prepaid market entry and growth. The transaction is consistent with MasterCard’s commitment to working with partners and issuers around the world to issue MasterCard prepaid cards and deliver the most innovative prepaid card solutions to the marketplace.

MasterCard Acquires Travelex’s Prepaid Card Program Management Assets

For Travelex, the sale will provide further resources to continue to invest across the Group. Travelex remains focused on growing its consumer foreign exchange and international payments business for its retail and corporate customers with further expansion in fast growing emerging markets, including areas of Asia and South America. The retail distribution of cards through Travelex channels also remains a strategic priority. As part of the transaction, Travelex has agreed with its lenders to use part of the proceeds to reduce its senior debt facilities.

Prepaid is one of the fastest-growing payment card categories. According to a 2010 Boston Consulting Group study commissioned by MasterCard, prepaid is expected to reach more than $840 billion in global volume by 2017, a compound annual growth rate (CAGR) of 22 percent. This same study estimates that the prepaid open-loop market in the travel sector is expected to grow at a CAGR of 31 percent over the same period.

MasterCard expects the transaction to be $0.04 dilutive to its 2011 earnings per share due to amortization and one time transaction and integration costs. For 2012, MasterCard expects the transaction to be neutral and accretive beginning in 2013.

At 9:00 a.m. ET today, MasterCard will host a conference call to discuss the transaction. The dial-in information for this call is 866-277-1184 (within the U.S.) and 617-597-5360 (outside the U.S.) and the passcode is 18055271. A replay of the call will be available for one week thereafter. The replay can be accessed by dialling 888-286-8010 (within the U.S.) and 617-801-6888 (outside the U.S.) and using passcode 34600156.

The live call and the replay, along with supporting materials, can also be accessed through the Investor Relations section of the company’s website at www.mastercard.com.

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Forward-Looking Statements

Statements in this press release which are not historical facts, including statements about MasterCard’s proposed acquisition of the prepaid card program-management operation of Travelex and plans about strategies, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made. Accordingly, except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information. Such forward-looking statements include, without limitation:

•	that MasterCard can utilize the CPM acquisition to enhance its presence in the rapidly expanding prepaid sector and cross-border travel business as well as offer a robust end-to-end prepaid solution;

•	MasterCard’s ability to successfully accelerate prepaid market entry and growth;

•	the size and growth rate of prepaid as a payment card category;

•	the transaction being $0.04 dilutive in 2011, neutral in 2012 and accretive in 2013; and

•	that all necessary conditions to consummate the transaction will be met or waived by MasterCard.

In addition, actual results may differ materially from such forward-looking statements for a number of reasons related more broadly to MasterCard’s overall business, including those set forth in the company’s filings with the Securities and Exchange Commission (SEC), including the company’s Annual Report on Form 10-K for the year ended December 31,

MasterCard Acquires Travelex’s Prepaid Card Program Management Assets

2009, the company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that have been filed with the SEC during 2010. Factors other than those listed above could also cause the company’s results to differ materially from expected results.

About MasterCard Incorporated

As a leading global payments company, MasterCard Incorporated prides itself on being at the heart of commerce, helping to make life easier and more efficient for everyone, everywhere. MasterCard serves as a franchisor, processor and advisor to the payments industry, and makes commerce happen by providing a critical economic link among financial institutions, governments, businesses, merchants, and cardholders worldwide. In 2009, $2.5 trillion in gross dollar volume was generated on its products by consumers around the world. Powered by the MasterCard Worldwide Network – the fastest payment processing network in the world – MasterCard processes over 22 billion transactions each year and has the capacity to handle 140 million transactions per hour, with an average network response time of 140 milliseconds and with 99.99 percent reliability. MasterCard advances global commerce through its family of brands, including MasterCard®, Maestro®, and Cirrus®; its suite of core products such as credit, debit, and prepaid; and its innovative platforms and functionalities, such as MasterCard PayPass™ and MasterCard inControl™. MasterCard serves consumers, governments, and businesses in more than 210 countries and territories. For more information, please visit us at http://www.mastercard.com.

About Travelex Holdings Ltd

Travelex is the world’s largest non-bank wholesale foreign exchange supplier and the world’s largest non-bank provider of commercial cross-border payment services. Travelex retail operations stretch across more than 20 countries with presence in over 100 airports and over 800 stores globally, supported by over 450 ATMs and a strong online presence in key markets

Travelex Holdings Ltd is headquartered in London, UK, and employs over 7,000 people. Travelex reported strong half year results with revenues of £343m, up 16% on the same period in 2009.

Travelex was founded by Lloyd Dorfman who started a currency exchange business from one small shop in London in 1976. For more information, please visit us at http://www.travelex.com

About the Card Program Management operations of Travelex (CPM)

CPM is the world’s largest program manager of international prepaid cards, with over 3.4m active cards and programs in 20 countries, including UK, North America, Brazil, Australia and South Africa. The business consists of card operations which develop, manage and distribute FX prepaid card products for Travelex and third parties, including financial institutions and travel agents.

CPM is headquartered in Peterborough, UK, and employs about 350 people.

Contacts:

MasterCard Incorporated

Investor Relations: Barbara Gasper, MasterCard Worldwide, investor_relations@mastercard.com, 914-249-4565

Media Relations: Joanne Trout, MasterCard Worldwide, joanne_trout@mastercard.com, 914-249-6644

Travelex

Head of Communications: Dani Filer, +44 20 7400 4000

Tulchan Communications: Peter Hewer/ Susanna Voyle/ Tom Murray +44 20 7353 4200